UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 18, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On April 18, 2013, Bovie Medical Corporation (the “Borrower”) entered into a certain Fourth Amendment to Loan Documents (the “Amendment to Loan Documents”), a certain Third Amendment to Credit Documents (the “Amendment to Credit Documents”) and an Amended and Restated Decrease Revolving Line of Credit Note (the “Amended and Restated Note”) with PNC Bank, National Association (the “Bank”).  The foregoing documents are effective as of March 31, 2013.

Pursuant to the Amendment to Loan Documents, among other things: (i) the borrowing limit under the Revolving Loan Agreement was reduced from $6 million to $4 million; (ii) the Borrower is prohibited from paying dividends on, or repurchasing or redeeming any outstanding shares of its capital stock without the prior written consent of the Bank, (iii) the interest rate on the outstanding balances represented by the Amended and Restated Note was increased by 50 basis points to Daily LIBOR plus 2.25%.

Pursuant to the terms of the Amendment to Credit Documents, Borrower is required, among other things, to maintain a minimum Adjusted EBITDA in at least the following amounts, for the following periods: (a) ($525,000) for the three months including March 31, 2013; (b) ($1,100,000) for the six months ending June 30, 2012; (c) ($1,400,000) for the nine months ended September 30, 2013; and (d) ($1,400,000) for the twelve months ended December 31, 2013.  Borrower must also maintain a Fixed Charge Coverage Ratio (as defined in the Amendment to Credit Documents) of at least the following at the end of the following periods:  (i) 1.25:1.0 for the three months ended March 21, 2014; (ii) 1.25:1.0 for the six months ended June 30, 2014; (iii) 1.25:1.0 for the nine months ended September 30, 2014; and (iv) 1.25:1.0 for the twelve months ended December 31, 2014 and for the last twelve months ending as of the end of each fiscal quarter thereafter.

The parties also entered into a certain Equipment Line Loan Termination Agreement effective as of March 31, 2013 which terminated the existing Equipment Line Loan in the amount of $1,000,000.

The foregoing is a summary of the material terms of the above-referenced documents and is qualified in its entirety by the terms and conditions set forth therein.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

10.1	Fourth Amendment to Loan Documents, dated as of March 31, 2013, between the Borrower and the Bank

10.2	Third Amendment to Credit Documents, dated as of March 31, 2013, between the Borrower and the Bank

10.3	Amended and Restated Decrease Revolving Line of Credit Note

10.4	Equipment Line Loan Termination Agreement dated as of March 31, 2013, between Borrower and the Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2013	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board

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